UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 30, 2015

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	000-23017	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South, Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 549-0919

8 Penn Center
1628 JFK Blvd., Suite 300
Philadelphia, PA
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 30, 2015, Echo Therapeutics, Inc. (the “Company”) received a letter, dated January 30, 2015, from NASDAQ, indicating that the Company no longer complies with NASDAQ’s audit committee requirements set forth in NASDAQ Listing Rule 5605.  Such rule requires that the Audit Committee of the Company have a minimum of three members and be composed only of independent directors.  As previously reported, on December 31, 2014, Vincent P. Enright, William F. Grieco and James F. Smith resigned from the Board of Directors of the Company, as well as its Audit Committee. As a result, the Audit Committee had no members as of Decembers 31, 2014.  On January 5, 2015, the Board of Directors appointed Shepard Goldberg and Michael Goldberg to the Audit Committee, both of whom are independent directors.

NASDAQ provided to the Company a cure period in order to regain compliance as follows:

●	until the earlier of the Company’s next annual shareholders’ meeting or December 31, 2015; or

●	if the next annual shareholders’ meeting is held before June 29, 2015, then the Company must evidence compliance no later than June 29, 2015.

The Company intends to add at least one additional independent member to the Audit Committee by the date required by Nasdaq Listing Rule 5605.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: February 03, 2015	By: /s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer